Exhibit 32.1



The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549



Re: BayCorp Holdings, Ltd.



Ladies and Gentlemen:

In connection with the report of BayCorp Holdings, Ltd. (the "Company") on Form 10-Q for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank W. Getman Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1.   The  Report  fully  complies  with  the  requirements   of
       Section 13(a) or 15(d) of the Securities Exchange  Act  of
       1934; and

  2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of BayCorp Holdings, Ltd.



Date: November 14, 2005   /s/ Frank W. Getman Jr.
                          _____________________________
                          Frank W. Getman Jr.
                          President and Chief Executive Officer
                          (chief executive officer and
                          chief financial officer)




A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BayCorp Holdings, Ltd. and will be retained by BayCorp Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.